UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

MEDNAX, INC.

(Exact name of registrant as specified in its charter)

Florida	001-12111	26-3667538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace
Sunrise, Florida		33323
(Address of principal executive offices)		(Zip Code)

(954) 384-0175

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2017, MEDNAX, Inc., a Florida corporation (the “Company”), through a wholly-owned subsidiary of the Company, entered into an amendment (the “First Amendment to Employment Agreement”) to that certain Employment Agreement, dated August 7, 2011 (the “Employment Agreement”), with Roger J. Medel, M.D., the Chief Executive Officer and a director of the Company. Pursuant to the First Amendment to Employment Agreement, the term of the Employment Agreement was amended to extend the term of Dr. Medel’s employment from a period of seven (7) years to a period of ten (10) years, through August 7, 2021.

The foregoing description of the First Amendment to Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the First Amendment to Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Index to Exhibits

Exhibit Number	Description of Exhibit

10.1	First Amendment to Employment Agreement, dated October 4, 2017, by and between Mednax Services, Inc. and Roger J. Medel, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: October 4, 2017	By:	/s/ Vivian Lopez-Blanco
	Name:	Vivian Lopez-Blanco
	Title:	Chief Financial Officer